ASSIGNMENT AND ASSUMPTION OF BASE YEAR MEDICAL OFFICE BUILDING LEASE

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT ("Assignment") is made this 8th day of January, 2014, by and between Brown Medical Center, Inc. a Texas corporation ("Assignor") and Northstar Healthcare Surgery Center – Scottsdale, LLC, an Arizona limited liability company ("Assignee").

W I T N E S S E T H:

In consideration of the mutual covenants contained herein and other good and sufficient consideration, the parties hereto agree as follows:

1. Effective as of December 31, 2013 (the "Effective Date"), Assignor hereby assigns to Assignee all of Assignor's rights under that certain Base Year Medical Office Building Lease by and between Assignor and McDowell Mountain Medical Investors, Ltd. ("Landlord"), for space known as Suites 131, 201/207 and 225 of the building located at 9377 East Bell Road, Scottsdale, Arizona 85260, dated as of December 6, 2011, as amended if applicable (the "Lease"), upon the same covenants, terms, conditions and provisions as are therein set forth.

2. Assignee hereby assumes all of the obligations of Assignor under the Lease accruing from and after the Effective Date.

3. Assignor warrants to Assignee that as of the Effective Date:

    (i) The Lease is in full force and effect and has not been modified, supplemented or amended other than as follows: First Amendment to Base Year Medical Office Building Lease dated December 6, 2011.

    (ii) Assignor is the Tenant under the Lease. Brown Medical Center, Inc. was in default under the Lease in the amount of $328,523.93, which amount Assignor paid to Landlord on January 2, 2014.

    (iii) The United States Bankruptcy Court for the Southern District of Texas approved the assignment of the Lease by Assignor to Assignee in its Order (A) Approving Sale of Arizona Assets Free and Clear of Liens, Claims, Interests and Encumbrances Under 11 U.S.C. § 363(f); and (B) Approving the Assumption and Assignment of Unexpired Lease Under 11 U.S.C. § 365 (Case No. 13-36405, Doc. No. 170).

4. This Assignment shall be construed under the laws of Arizona, the state in which the Premises (as defined in the Lease) are located, without regard to conflicts of law provisions.

5. This Agreement may be modified only in writing, signed by Assignor and Assignee, or their respective heirs, successors or assigns.

6. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective heirs, successors and assigns.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date first written above.

ASSIGNOR:

Elizabeth M. Guffy, Chapter 11 Trustee for Brown Medical Center, Inc.

By:____________________
Title:____________________

ASSIGNEE:

Northstar Healthcare Surgery Center – Scottsdale, LLC

By: [signature]
Title: CFO of Northstar Healthcare Acquisitions, LLC the Managing member of Northstar Healthcare Surgery Center - Scottsdale, LLC

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Pursuant to Section 10 of the Lease, Landlord by its signature below consents to the foregoing Assignment.

LANDLORD:

McDowell Mountain Medical
Investors, Ltd.

By HCP DAS Scottsdale AZ GP,
LLC, its general partner

By: ______________________

Title: EVP - Medical Office Property

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